Exhibit 10.2

QUIDEL CORPORATION

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of January 16, 2009, by and between QUIDEL CORPORATION, a Delaware corporation (the “Company”), and Douglas C. Bryant (“Optionee”).

A.                                   Concurrent with the execution and delivery of this Agreement, the Company and Optionee have entered into that certain Employment Agreement pertaining to Optionee’s appointment to the office of President and Chief Executive Officer.

B.                                     As a part of Optionee’s appointment, and effective as of the date of commencement of Optionee’s employment with the Company (the “Grant Date”), the Company hereby grants to Optionee, pursuant to the Company’s 2001 Equity Incentive Plan (the “Plan”), a nonstatutory stock option (the “Option”) to purchase shares of the common stock of the Company (the “Common Stock”) on the terms and conditions set forth herein.  This Agreement is intended to memorialize the terms and conditions upon which the Company’s Board of Directors (the “Board”) has approved the grant of the Option to Optionee.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                       Grant of Option.  Optionee may, at Optionee’s election and upon the terms and conditions set forth herein, purchase all or any part of an aggregate of 700,000 shares of Common Stock (the “Optioned Shares”) at the price per share (the “Option Price”) determined as of the Grant Date.  The Option Price equals the fair market value of the Common Stock determined in accordance with the Plan.

2.                                       Vesting Schedule.

The Option shall vest fifty percent (50%) on the second anniversary of the Grant Date and twenty-five percent (25%) per year thereafter on the third and fourth anniversary of the Grant Date, respectively.

3.                                       Exercise of Option.

(a)                                  Extent of Exercise.  The Option may be exercised at the time or after installments vest as specified in Section 2 with respect to all or part of the Optioned Shares covered by such vested installments, subject to the further restrictions contained in this Agreement.  In the event that Optionee exercises the Option for less than the full number of Optioned Shares included within a vested installment, Optionee shall be entitled to exercise the Option (in one or more subsequent increments) for the balance of the Optioned Shares included in said vested installment; provided, however, that in no event shall Optionee be entitled to exercise the Option for fractional shares of Common Stock or for a number of shares exceeding the maximum number of Optioned Shares.

(b)                                 Procedure.  The Option shall be deemed to be exercised when the Secretary of the Company receives written notice of exercise from or on behalf of Optionee, together with payment of the Option Price and any amounts required under Section 3(c).  The Option Price shall be payable upon exercise in (i) legal tender of the United States; (ii) capital stock of the Company delivered in transfer to the Company by or on behalf of Optionee, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if required by the Company (valued at fair market value as of the exercise date); or (iii) such other consideration as the Company may deem acceptable in any particular instance; provided, however, that the Company may, in its discretion, allow exercise of the Option in a broker-assisted or similar transaction in which the Option Price is not received by the Company until promptly after exercise.

(c)                                  Withholding Taxes.  Whenever shares of Common Stock are to be issued upon exercise of the Option, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements, as may be applicable and prior to such issuance.  The Company may, in its discretion, allow satisfaction of tax withholding requirements by accepting delivery of Common Stock.

4.                                       Term of Option and Effect of Termination.  No portion of the Option shall vest after termination of Optionee’s employment, regardless of the reason for such termination.  In the event that Optionee shall cease to be an employee of the Company, the Option shall be exercisable, to the extent already exercisable at the date Optionee ceases to be an employee and regardless of the reason Optionee ceases to be an employee, for a period of 365 days after that date, and shall then expire and terminate.  In the event of the death of Optionee while he is an employee of the Company or within the period after termination of such status during which he is permitted to exercise the Option, the Option may be exercised by any person or persons designated by Optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of Optionee’s estate or by any person or persons who shall have acquired the Option directly from Optionee by his will or the applicable laws of descent and distribution.  Unless earlier terminated as provided in this Section, the Option shall automatically expire and terminate, and thereby become unexercisable, on the tenth (10th) anniversary of the Grant Date.

5.                                       Anti-Dilution Adjustments.  If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization of the Board or the Compensation Committee, an appropriate and proportionate adjustment shall be made in the number or kind of Optioned Shares and the Option Price; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board or the Compensation Committee determines that such adjustment may result in the receipt of federally taxable income to Optionee, to holders of other derivative securities of the Company or holders of Common Stock or other classes of the Company’s securities.

6.                                       Delivery of Certificates.  As soon as practicable after any proper exercise of the Option in accordance with the provisions of this Agreement, the Company shall deliver to Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing such shares of Common Stock to which Optionee is entitled upon exercise of the Option or otherwise electronically transfer such shares of Common Stock as directed by Optionee.

7.                                       No Rights in Shares Before Issuance and Delivery.  Neither Optionee, his estate nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares issuable upon exercise of the Option, unless and until certificates representing such shares shall have been issued and delivered or otherwise electronically transferred.  No adjustment will be made for a dividend or their rights where the record date is prior to the date such stock certificates are issued.

8.                                       Nonassignability.  The Option is not assignable or transferable by Optionee except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, in the discretion of the Company and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership, or as otherwise permitted by rule or interpretation of the Securities and Exchange Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule) under the Exchange Act or interpretation thereof.  In addition, during Optionee’s lifetime the Option (as a whole or in part) may also be transferred to one or more members of Optionee’s immediate family, or a partnership whose members include only Optionee and/or members of Optionee’s immediate family, or a trust for the benefit of only Optionee and/or members of Optionee’s family.  Any permitted transfer of the Option shall not prevent or otherwise modify termination of the Option and its vesting following Optionee’s termination of employment (as provided in Section 4 above).  In addition, the Option shall terminate immediately if and to the extent it has been transferred to a partnership or trust as permitted above and any person who is not a member of Optionee’s immediate family becomes a member of such partnership or a beneficiary of such trust.  As used herein, Optionee’s immediate family includes only Optionee’s spouse, parents or other ancestors, and children and other direct descendants of Optionee or of Optionee’s spouse (including such ancestors and descendants by adoption).  During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or Optionee’s permitted transferee(s)) or his or their guardian or legal representative.

9.                                       Certain Representations and Warranties.  Optionee expressly acknowledges, represents and agrees as follows:

(a)                                  If Optionee proposes to transfer all or any part of the Option or the Optioned Shares or uses Common Stock of the Company to pay the Option Price, Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences prior to making such transfer or utilizing such Common Stock to exercise the Option; and

(b)                                 If Optionee is (as expected) a person subject to the provisions of Section 16 of the Exchange Act, Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations and potential liability for profits under said Section 16 with respect to the granting, exercise and transfer of the Option.

10.                                 No Employment Rights or Obligations.  Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Company and Optionee.  Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or confer upon the Company any right to require continued employment by Optionee.  Optionee acknowledges and agrees that the employment of Optionee by the Company is expressly at the will of the Company, and the Company may terminate Optionee’s employment by the Company at any time for any reason or for no reason.  Similarly, Optionee may terminate his employment with the Company at any time for any reason or for no reason.  Any questions as to whether and when there has been a termination of Optionee’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan, shall be determined by the Board in its sole discretion, and the Board’s determination thereof shall be final, binding and conclusive.

11.                                 Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

12.                                 Agreement Binding on Successors.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assigns of Optionee.

13.                                 Necessary Acts.  Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14.                                 Future Options.  The parties acknowledge and agree that future stock options or equity incentive awards, if any, that may be granted by the Company to Optionee shall have such terms and conditions as shall be determined by the Board of Directors or Compensation Committee and may differ from those provided for in this Agreement.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the Grant Date.

QUIDEL CORPORATION, a Delaware corporation		DOUGLAS C. BRYANT

By:	/s/ Mark A. Pulido	By:	/s/ Douglas C. Bryant
	Name: Mark A. Pulido		Name: Douglas C. Bryant
Title: Chairman of the Board of Directors

By her signature below, the spouse of Optionee, if Optionee is legally married as of the date of execution of this Agreement, acknowledges that she has read this Agreement and is familiar with the terms and provisions thereof and agrees to be bound by all the terms and conditions of said Agreement.

/s/ Kathelynn Bryant
Spouse’s Signature

Kathelynn Bryant
Printed Name

Dated:	January 15, 2009

By his signature below, Optionee represents that he is not legally married as of the effective date of this Agreement.

Douglas C. Bryant

Dated: